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                              EXHIBIT A

           AGREEMENT MADE PURSUANT TO RULE 13d-1(k)(1)(iii)


                        JOINT FILING AGREEMENT


     This Joint Filing Agreement (this "Agreement") is made and entered into as of the 10th day of March, 2000, by and among the undersigned parties.

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Willbros Group, Inc., a Republic of Panama corporation, and further agree that this Agreement be included as an exhibit to such joint filing (including amendments thereto).

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    RPH, Inc.





                                    By: /s/ Michael F. Curran
                                        -------------------------------------
                                        Michael F. Curran, President



                                    Curran Holdings, Inc.




                                    By: /s/ Michael F. Curran
                                        -------------------------------------
                                        Michael F. Curran, President





                                    /s/ Michael F. Curran
                                    -----------------------------------------
                                    Michael F. Curran